Exhibit 99.1

Press Release June 19, 2007	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804-7932 260.459.3553 Phone 260.969.3590 Fax www.steeldynamics.com

Steel Dynamics Announces Increased Revolving Credit Facility

FORT WAYNE, INDIANA, June 19, 2007 — Steel Dynamics, Inc. — (NASDAQ/GS: STLD) announced today that it has amended, restated and expanded its senior secured revolving credit facility from the prior $350 million level  to a renewed 5-year $750 million facility.  Subject to certain conditions, Steel Dynamics also has the opportunity to increase the facility size by an additional $350 million.  The amended facility is guaranteed by certain of Steel Dynamics subsidiaries and is secured by substantially all of its accounts receivable and inventories.  The proceeds from the revolver will be available to fund working capital, capital expenditures, acquisitions, share repurchases and other general corporate purposes.

Contact:	Fred Warner, Investor Relations Manager,
(260) 969-3564
f.warner@steeldynamics.com